Exhibit 99.1

Tronox Announces Agreement to Acquire Alkali Chemicals

from FMC Corporation

Acquisition Highlights:

•	Acquiring Alkali Chemicals for $1.64 billion in all-cash transaction funded through existing cash and new debt pursuant to signed commitments from multiple banks

•	Largest and lowest cost global producer of natural soda ash serving blue chip customers in the glass, detergent and chemical manufacturing end markets

•	Accretive to Tronox EBITDA, free cash flow and earnings upon closing, expected to close in the first quarter of 2015 and is subject to customary closing conditions

•	After tax cash synergies of more than $30 million over the first year growing to more than $60 million annually by year three, including utilization of Tronox’s U.S. tax attributes

•	Essentially 100 percent of Alkali Chemicals’ revenue booked in the U.S., enabling Tronox to utilize its U.S. tax attributes to offset Alkali Chemicals’ pre-tax income

•	Alkali Chemicals adds stability and has a history of consistently delivering strong operational and financial performance

•	Diversifies end market exposure and increases participation in faster-growing developing economies

•	Creates leading inorganic chemicals company with enhanced scale, stability and financial strength well-positioned to pursue strategic growth initiatives

STAMFORD, Conn., (February 3, 2015) – Tronox Limited (NYSE:TROX) announced today that it has signed a definitive agreement with FMC Corporation (NYSE:FMC) to acquire its Alkali Chemicals business for $1.64 billion. The transaction is expected to be significantly accretive to Tronox’s EBITDA, free cash flow and earnings upon closing. Tronox will fund the acquisition through existing cash and new debt pursuant to signed commitments from multiple banks. The transaction, which has been approved by the boards of directors of both companies, is expected to close in the first quarter of 2015 and is subject to customary closing conditions.

Tom Casey, chairman and CEO of Tronox, said: “We are very pleased to welcome Alkali Chemicals to Tronox. With its industry-leading position in markets complementary to ours, Alkali Chemicals brings strong operational and financial performance. Over the last five years, it has consistently delivered EBITDA margins in excess of 20 percent and converted approximately 75 percent of its EBITDA to free cash flow. It is a recognized leader in its industry for safety performance.”

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Casey continued: “Together, we will form a leading inorganic chemicals company with more stable revenue, cash flow and EBITDA streams and higher net income. We will have approximately $2.6 billion in sales with the scale, stability and financial strength to pursue our strategic growth initiatives. We will operate Alkali Chemicals as a separate business unit and reporting segment. Alkali Chemicals brings to Tronox more than 1,000 new colleagues and a senior management team that averages 23 years’ experience in the chemicals industry and 13 years’ experience with Alkali Chemicals. One of the most important elements in our decision to acquire Alkali Chemicals is the excellence of the employees and management team. We look forward to joining with them to build a great company from the ground up.”

“We are very pleased to sell our Alkali Chemicals business to a leading, global mining and minerals company like Tronox,” said Pierre Brondeau, FMC president, CEO and chairman. We achieved our goal of finding the best owner for this business. This is a natural fit for Alkali Chemicals, which will thrive as a new, strategic business at Tronox.”

Transaction

The purchase price of $1.64 billion will be funded with approximately $1 billion of cash and approximately $600 million of new debt pursuant to signed commitments received from UBS Investment Bank, Credit Suisse and RBC Capital Markets. The financing structure preserves liquidity, and the resulting capital structure provides flexibility to continue our disciplined approach to pursuing our strategic growth initiatives. Tronox places a high value on maintaining its existing credit ratings and believes that the attractive deleveraging profile of the combined entity will reduce the net leverage ratio to less than 4.0x in 12 to 15 months.

Accretive to earnings, EBITDA and free cash flow:

•	Expected to be more than $0.50 accretive to EPS in the twelve months following closing

•	Estimated that Alkali Chemicals would have contributed approximately $800 million of revenue for full year 2014

•	Expected to generate approximately $130 million incremental operating cash flow in its first full year with growth thereafter

•	After tax cash synergies of more than $30 million over the first year growing to more than $60 million annually by year three, including utilization of Tronox’s U.S. tax attributes

•	Essentially 100 percent of Alkali Chemicals’ revenue booked in the U.S., enabling Tronox to utilize its U.S. tax attributes to offset Alkali Chemicals’ pre-tax income

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Alkali Chemicals

Alkali Chemicals brings strong operational and financial performance. Over the last five years, it has consistently delivered EBITDA margins in excess of 20 percent and converted approximately 75 percent of its EBITDA to free cash flow. It is a recognized leader in its industry for safety performance.”

Leading Global Position with Sustaining Structural Cost Advantage

•	Largest global producer of natural soda ash, accounting for approximately 25 percent of global natural soda ash production; natural soda ash made from mined and beneficiated trona ore

•	Blue chip customer base in glass, detergents and chemicals industries worldwide with volume largely contracted through 2016

•	Operates world’s largest and lowest cost soda ash production facility and trona mine in Green River, Wyo.; estimated current reserve life of mine exceeds 100 years

•	Alkali Chemicals’ natural soda ash holds a significant delivered cost advantage to Chinese synthetic producers worldwide ex-China

•	First to introduce longwall mining for trona ore and pioneered use of solution mining for trona ore on a commercial scale; both are high yield and low cost extraction methods

Strong Industry Fundamentals

•	Soda ash industry shown stable market demand growth with low risk of supply overhang for cost-advantaged producers

•	Global demand for natural soda ash currently exceeds available production

•	Natural soda ash currently enjoys a favorable cost position relative to synthetic producers in export markets on a delivered cost basis

•	Domestic market predominantly under long-term contracts with high level of visibility into forecast sales for 2015 and 2016

•	Majority of export sales through American Natural Soda Ash Corporation (ANSAC), a sales, marketing and distribution cooperative of US producers; optimizes logistical costs to international locations

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Additional Information

Credit Suisse, Moelis & Company and UBS Investment Bank are acting as financial advisors to Tronox and Kirkland & Ellis LLP and Willkie Farr & Gallagher LLP are acting as its legal counsel. UBS Investment Bank, Credit Suisse and RBC Capital Markets are providing committed debt facilities.

Conference Call and Webcast

Tronox will conduct a conference call and webcast presentation at 8:30 a.m. ET on Wednesday, February 4, 2015. This event will be available live and as a replay at http://www.tronox.com. The company will post supplemental information at http://www.tronox.com, including a slide presentation that will be used during the conference call.

Wednesday, February 4, 2015, at 8:30 a.m. ET (New York): the live call is open to the public via Internet broadcast and telephone

Internet Broadcast: http://www.tronox.com/

Dial-in telephone numbers:

U.S. / Canada: (877) 831-3840

International: (253) 237-1184

Conference ID: 79791648

Conference Call Presentation Slides: will be used during the conference call and are available on our website at http://www.tronox.com/

Conference Call Replay: available via the Internet and telephone beginning on February 4, 2015 at 11:30 a.m. ET (New York), until February 9, 2015.

Internet Replay: www.tronox.com

Replay dial-in telephone numbers:

U.S. / Canada: (855) 859-2056

International: (404) 537-3406

Conference ID: 79791648

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About Tronox

Tronox is a global leader in the production and marketing of mineral sands, titanium dioxide pigment and electrolytic products. Through the integration of its pigment and mineral sands businesses, the company provides its customers a dependable supply of brightening solutions for a variety of end uses. For more information, visit http://www.tronox.com.

Forward Looking Statements

Statements in this press release that are not historical are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon management's current beliefs and expectations and are subject to uncertainty and changes in circumstances and contain words such as “believe,” “intend,” “expect,” and “anticipate” and include statements about expectations for the company’s operations, markets, products, services, financial results and other risk factors discussed in the company's filings with the Securities and Exchange Commission (SEC), including under the 'Risk Factors" section in our most recent Form 10-K, our most recent Form 10-Q and other SEC filings. Significant risks and uncertainties may relate to, but are not limited to, our expectations regarding the timing of the completion of the acquisition contemplated herein, which remains subject to regulatory approvals and other conditions, the expected benefits of this acquisition, including the realization of anticipated synergies and future financial performance, as well as financial, economic, competitive, environmental, political, legal regulatory and technological factors including, our access to unrestricted cash, compliance with our bank facility covenants, the price of our shares, general market conditions, our customers potentially reducing their demand for our products due to, among other things, the economic downturn, more competitive pricing from our competitors, increased supply from our competitors; operating efficiencies and other benefits expected. Unless otherwise required by applicable laws, the company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Media Contact: Bud Grebey
Direct: 203.705.3721

Investor Contact: Brennen Arndt
Direct: 203.705.3722

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